Ventana Reports First Quarter Results

TUCSON, AZ -- 04/28/2006 -- Ventana Medical Systems, Inc. (NASDAQ: VMSI), today reported sales of $54.1 million for the quarter ending March 31, 2006, a 20% increase over the first quarter of 2005, or 23% better after excluding the impact of the stronger dollar. The Company reported net income for the first quarter of $5.0 million, or $0.14 per share, compared with net income of $4.6 million, or $0.13 per share in the first quarter of 2005. Current period results include net expenses of $0.9 million, or $0.02 per share for share-based compensation as a result of the adoption of SFAS 123R on January 1, 2006.

Reagents and other revenues grew 21% versus the first quarter of 2005, while instrument revenue increased by 13% in the quarter versus the comparable period in 2005. Gross margin was 75.4% in the quarter, versus 74.2% in the first quarter of last year. R&D investment was $7.4 million, up 20% from the first quarter of 2005.

"We're pleased with our start to the year and in particular the on-going momentum in our core advanced staining business," stated Christopher Gleeson, President and CEO. Commenting on Symphony, the Company's new primary staining system, Gleeson said, "We have successfully completed field testing at four sites and our program remains on-track for commercial launch in the second quarter."

The Company generated $11.7 million in cash from operating activities versus $8.6 million in the prior year quarter. Net cash and investments decreased in the current quarter by $3.2 million primarily as a result of the Company's repurchase of 366 thousand shares for approximately $13.4 million.

Calendar Year 2006 Outlook

The Company's outlook for 2006 remains unchanged with 2006 revenues expected to grow approximately 20% versus last year to between $236.0 million and $238.0 million and non-GAAP diluted earnings per share to be approximately $0.95, or $0.86 inclusive of share-based compensation expense.

Investor Conference Call

Ventana will hold a conference call to discuss first quarter results at 10:00 a.m. Eastern on Friday, April 28, 2006. The call can be accessed live and will be available for replay over the Internet via www.corporate-ir.net/media_files/telco/ocv.htm.

About Non-GAAP Financial Measures

This press release contains financial results and guidance that excludes the effects of SFAS 123R, Share-Based Payment, which relates to share-based compensation which is not in accordance with U.S. generally accepted accounting principles (GAAP). The Company believes that this non-GAAP financial measure provides meaningful supplemental information to both management and investors that is indicative of the Company's core operating results and facilitates comparison of operating results across reporting periods. The Company uses this non-GAAP measure when evaluating its financial results as well as for internal resource management, planning and forecasting purposes. This non-GAAP measure should not be viewed in isolation to or as a substitute for the Company's financial results or guidance in accordance with GAAP. Assumptions regarding the valuation of stock-based compensation and the timing of events, such as the issuance of new share-based compensation awards and the realization of tax benefits, may differ from actual results.

About Ventana Medical Systems, Inc.

Ventana develops, manufactures, and markets instrument/reagent systems that automate tissue preparation and slide staining in clinical histology and drug discovery laboratories worldwide. The Company's clinical systems are important tools used in the diagnosis and treatment of cancer and infectious diseases. Ventana's drug discovery systems are used to accelerate the discovery of new drug targets and evaluate the safety of new drug compounds.

Safe Harbor Statement

This press release contains forward-looking statements within the meaning of the Federal Securities laws. These forward-looking statements include our expected revenue growth and profitability for 2006. These forward-looking statements are subject to numerous risks and uncertainties, and actual results may vary materially. We may not achieve anticipated future operating results, and product development activities may not be as successful as we expect in terms of the timing of product availability to the market or customer rates of adoption. Other risks and uncertainties include risks associated with the development, manufacturing, marketing, and sale of medical products, competitive factors, general economic conditions, legal disputes, and government actions, and those other risks and uncertainties contained in our most recent Annual Report filed with the Securities and Exchange Commission (SEC) on Form 10-K, and all subsequent SEC filings. Copies of filings made with the SEC are available through the SEC's electronic data gathering analysis retrieval system (EDGAR) at www.sec.gov. We undertake no obligation following the date of this release to update or revise our forward-looking statements or to update the reasons actual results could differ materially from those anticipated in forward-looking statements. We caution you not to place undue reliance upon any such forward-looking statements, which speak only as of the date such statements are made. Past performance is not indicative of future results. We cannot guarantee any future operating results, activity, performance, or achievement.

Visit the Ventana Medical Systems, Inc., website at www.ventanamed.com.

                         VENTANA MEDICAL SYSTEMS, INC.
                        CONSOLIDATED BALANCE SHEETS
                  (in thousands, except per share data)

                                                  March 31,  December 31,
                                                     2006       2005
                                                   ---------  ---------
                                                 (Unaudited)  (Audited)

                             ASSETS
 Current assets:
   Cash and cash equivalents                        $  13,901   $  17,519
   Short-term investments                              29,650      27,892
   Trade accounts receivable, net of allowance for
    doubtful accounts of $1,613 and $1,536,
    respectively                                       38,749      38,170
   Inventories, net                                    13,389      12,888
   Deferred tax assets                                  7,977       7,969
   Prepaids and other current assets                    2,744       2,412
                                                    ---------   ---------
     Total current assets                             106,410     106,850
 Property and equipment, net                           55,462      54,195
 Deferred tax assets, net of current portion           13,440      13,056
 Long-term investments                                  4,883       6,209
 Goodwill                                               2,804       2,804
 Intangible assets, net                                 8,804       8,779
 Capitalized software development costs, net            2,907       2,741
 Other assets                                           1,821       1,898
                                                    ---------   ---------
     Total assets                                   $ 196,531   $ 196,532
                                                    =========   =========
       LIABILITIES AND STOCKHOLDERS' EQUITY
 Current liabilities:
   Accounts payable                                 $  13,859   $  10,660
   Other current liabilities                           30,898      30,954
                                                    ---------   ---------
     Total current liabilities                         44,757      41,614
 Long-term debt                                         1,975       1,996
 Other long-term liabilites                               630         618

Commitments and Contingencies

Stockholders' equity
   Common stock $.001 par value; 100,000 shares
    authorized, 36,396 and 36,226 shares issued
    and outstanding at March 31, 2006 and December
    31, 2005 respectively                                  36          36
   Additional paid-in-capital                         204,449     199,580
   Deferred stock-based compensation                        -        (382)
   Accumulated income                                  16,651      11,628
   Accumulated other comprehensive loss                  (798)       (783)
   Treasury stock 2,506 and 2,140 shares, at cost,
    at March 31, 2006 and December 31, 2005,
    respectively                                      (71,169)    (57,775)
                                                    ---------   ---------
     Total stockholders' equity                       149,169     152,304
                                                    ---------   ---------
     Total liabilities and stockholders'
      equity                                        $ 196,531   $ 196,532
                                                    =========   =========

                           Ventana Medical Systems, Inc.
                 Condensed Consolidated Statements of Cash Flows
                              (in thousands)
                                (Unaudited)

                                                        Three Months Ended
                                                             March 31,
                                                             ---------
                                                          2006      2005
                                                        --------  --------

Net income                                              $  5,023  $  4,616
Adjustments to reconcile net income to cash provided by
 operating activities:
   Depreciation and amortization                           3,803     2,234
   Share-based compensation expense related to employee
    stock options and employee stock purchases             1,377         -
   Deferred income taxes                                    (381)   (3,312)
   Tax benefit from employee stock option plans            1,346     4,381
   Excess tax benefits from share-based compensation      (1,329)        -
Change in operating assets and liabilities:
   Accounts receivable                                      (579)      925
   Inventory                                                (501)     (366)
   Other assets                                             (420)      329
   Accounts payable                                        2,837       358
   Other liabilities                                          (1)     (574)
                                                        --------  --------
     Net cash provided by operating activities            11,175     8,591

Cash flows from investing activities:
   Purchase of property and equipment                     (4,438)   (3,365)
   Purchase of intangible assets                            (295)     (533)
   Purchases of short-term investments                   (34,811)   (1,549)
   Proceeds from sale of short-term investments           34,362     1,549
                                                        --------  --------
     Net cash used in investing activities                (5,182)   (3,898)

Cash flows from financing activities:
   Issuance of common stock                                2,484     5,482
   Purchases of common stock for treasury                (13,394)        -
   Excess tax benefits from share-based
    compensation                                           1,329         -
   Repayments of debt                                        (53)      (56)
                                                        --------  --------

     Net cash (used in) provided by financing
      activities                                          (9,634)    5,426
Effect of exchange rate change on cash and cash
 equivalents                                                  23      (662)
                                                        --------  --------
Net (decrease) increase in cash and cash equivalents      (3,618)    9,457
Cash and cash equivalents, beginning of period            17,519    33,354
                                                        --------  --------
Cash and cash equivalents, end of period                $ 13,901  $ 42,811
                                                        ========  ========

Supplemental cash flow information:
   Income taxes paid                                    $  1,438  $    195
   Interest paid                                        $     15  $     38
   Non-cash investing and financing activities:
     Tendered common stock for stock option
      exercises                                         $      -  $    338

                     Ventana Medical Systems, Inc.
                    GAAP Unaudited Statements of Income
                   (in thousands except per share data)

                                                        Three Months Ended
                                                             March 31,
                                                             ---------
                                                          2006      2005
                                                       ---------  ---------
Sales:
  Reagents and other                                   $  47,174  $  38,909
  Instruments                                              6,913      6,113
                                                       ---------  ---------
    Total net sales                                       54,087     45,022
Cost of goods sold                                        13,304     11,600
                                                       ---------  ---------
Gross margin                                              40,783     33,422
Operating expenses:
  Research and development                                 7,359      6,135
  Selling, general and administrative                     24,982     19,800
  Amortization of intangible assets                          631        476
                                                       ---------  ---------
Income from operations                                     7,811      7,011
Interest and other income                                    426        101
                                                       ---------  ---------
Income before taxes                                        8,237      7,112
Provision for income taxes                                 3,214      2,496
                                                       ---------  ---------
Net income                                             $   5,023  $   4,616
                                                       =========  =========
Net income per common share:
       -- Basic                                        $    0.15  $    0.13
                                                       =========  =========
       -- Diluted                                      $    0.14  $    0.13
                                                       =========  =========
Shares used in computing net income per common share:
       -- Basic                                           33,995     34,193
                                                       =========  =========
       -- Diluted                                         35,961     36,805
                                                       =========  =========
Share-based compensation expense in accordance with
 SFAS 123R:

Cost of goods sold                                     $      35  $       -
Research and development                                     282          -
Selling, general and administrative                        1,021          -
                                                       ---------  ---------
  Subtotal                                             $   1,338  $       -
Income tax benefit                                          (477)         -
                                                       ---------  ---------
  Total                                                $     861  $       -
                                                       =========  =========

                      Ventana Medical Systems, Inc.
Non-GAAP to GAAP Unaudited Reconciliation of Condensed Statements of Income
                   (in thousands except per share data)

                         Three Months Ended         Three Months Ended
                           March 31, 2006             March 31, 2006
                      -------------------------- --------------------------
                               Adjust-
                                ments                     Adjustm-
                      Non-GAAP   (a)      GAAP   Non-GAAP   ents     GAAP
                      -------- -------  -------- -------- -------- --------
Sales:
  Reagents and other  $ 47,174 $     -  $ 47,174 $ 38,909 $      - $ 38,909
  Instruments            6,913       -     6,913    6,113        -    6,113
                      -------- -------  -------- -------- -------- --------
    Total net sales     54,087       -    54,087   45,022        -   45,022
Cost of goods sold      13,269      35    13,304   11,600        -   11,600
                      -------- -------  -------- -------- -------- --------
Gross margin            40,818     (35)   40,783   33,422        -   33,422
Operating expenses:
  Research and
   development           7,077     282     7,359    6,135        -    6,135
  Selling, general
   and administrative   23,961   1,021    24,982   19,800        -   19,800
  Amortization of
   intangible assets       631       -       631      476        -      476
                      -------- -------  -------- -------- -------- --------
Income from operations   9,149  (1,338)    7,811    7,011        -    7,011
Interest and other
 income                    426       -       426      101        -      101
                      -------- -------  -------- -------- -------- --------
Income before taxes      9,575  (1,338)    8,237    7,112        -    7,112
Provision for income
 taxes                   3,691    (477)    3,214    2,496        -    2,496
                      -------- -------  -------- -------- -------- --------
Net income            $  5,884 $  (861) $  5,023 $  4,616 $      - $  4,616
                      ======== =======  ======== ======== ======== ========

Net income per common
 share:
       -- Basic       $   0.17 $ (0.02) $   0.15 $   0.13 $      - $   0.13
                      ======== =======  ======== ======== ======== ========
       -- Diluted     $   0.16 $ (0.02) $   0.14 $   0.13 $      - $   0.13
                      ======== =======  ======== ======== ======== ========

Shares used in
 computing net income
 per common share:
       -- Basic         33,995       -    33,995   34,193        -   34,193
                      ======== =======  ======== ======== ======== ========
       -- Diluted       36,227    (266)   35,961   36,805        -   36,805
                      ======== =======  ======== ======== ======== ========

(a) - Adjustments to exclude the impact of SFAS 123R, which relates to the expensing of non-cash share-based compensation, effective January 1, 2006

1910 E. Innovation Park Drive
Tucson, Arizona 85755
(520) 887-2155

Christopher M. Gleeson
President and CEO
(520) 229-3787

Nick Malden
Chief Financial Officer
(520) 229-3857